SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 30549

                                    ________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              TRAILER BRIDGE, INC.
             (Exact name of registrant as specified in its charger)

               Delaware                        13-3617986

      (State of incorporation or            (I.R.S. employer
             organization)                identification no.)

                          9550 Regency Square Boulevard
                                    Suite 500
                          Jacksonville, Florida  32225
                    (Address of principal executive offices)

   Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

   Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value

        This Registration Statement contains a total of 4 pages. Certain exhibits are incorporated in this Registration Statement by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-28221). The Exhibit Index appears on sequential page no. 4.

   Item 1.   Description of Registrant's Securities to be Registered

        The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on May 30, 1997 under Commission File No. 333-28221 (as amended from time to time, the "1933 Act Registration Statement"), and as such section may be amended at the time the Registration Statement is declared effective. The form of the Company's Articles of Incorporation and By-laws are filed as Exhibits 3A and 3B, respectively, to the Registration Statement.

   Item 2.   Exhibits

        The following exhibits are filed as part of this Registration
   Statement.

        2(a) Amendment No. 1 to the 1933 Act Registration Statement, as filed with the Securities and Exchange Commission on June 30, 1997.

        2(b) Amended and Restated Certificate of Incorporation. 1

        2(c) Amended and Restated Bylaws. 2

        2(d) (i) Copy of form of stock certificate for the Registrant's Common Stock (Citizen).

             (ii) Copy of form of stock certificate for the Registrant's
                  Common Stock (Non-Citizen).


   ______________________

   1 Incorporated herein by reference to Exhibit 3A of the 1933 Act Registration Statement.

   2 Incorporated herein by reference to Exhibit 3B of the 1933 Act Registration Statement.

                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      TRAILER BRIDGE, INC.
                                      (Registrant)


                                      By:  /s/ Ralph W. Heim
                                           Ralph W. Heim, President


   Dated:  June 27, 1997

                                  EXHIBIT INDEX

                                                                   Sequential
                                                                    Page No.


        2(a) Amendment No. 1 to the 1933 Act Registration
             Statement, as filed with the Securities and Exchange Commission on June 30, 1997.

        2(b) Amended and Restated Certificate of
             Incorporation. 1

        2(c) Amended and Restated Bylaws. 2

        2(d) (i)  Copy of form of stock certificate for
                  the Registrant's Common Stock (Citizen).

             (ii) Copy of form of stock certificate for
                  the Registrant's Common Stock (Non-Citizen).



   __________________________

   1 Incorporated herein by reference to Exhibit 3A of the 1933 Act Registration Statement.

   2 Incorporated herein by reference to Exhibit 3B of the 1933 Act Registration Statement.